UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8- K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  July 6, 2011

Medefile International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road Suite 315 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-3393

(Former name or former address, if changed since last report)
Copies to: Richard A. Friedman, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32 nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Explanatory Note

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by the Company on July 20, 2011, to report that the purchase price per share under the offering was $0.00282.

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2011, Medefile International, Inc. (the “Company”) entered into two securities purchase agreements (the “Purchase Agreements”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 177,304,960 shares of common stock, at a purchase price per share of $0.00282 , for an aggregate purchase price of $500,000. Pursuant to the Purchase Agreements, the Company also issued to the Investors four-year warrants to purchase an aggregate of 177,304,960 shares of common stock at an exercise price of $0.005. Other than connection with certain exempted issuances, for a period of two years following the date of the Purchase Agreements, if the Company issues shares of common stock at a purchase price less than the purchase price under the Purchase Agreement (a “Lower Price Issuance”), the Company shall issue additional shares of Common Stock to each Investor respecting those shares that remain outstanding and in the hands of such Investor at the time of the Lower Price Issuance so that the average per share price of the shares of Common Stock issued to the Investor (of the Common Stock still owned by the Investor) is equal to such other lower price per share. In addition to the foregoing, other than in connection with certain exempted issuances, for a period of two years commencing on the second anniversary of the Purchase Agreements, and provided the Investors still own the shares purchased thereunder, if the Company shall make a Lower Price Issuance of any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the purchase price under the Purchase Agreements, then the Company shall issue additional shares of Common Stock to each Investor respecting those shares that remain outstanding and in the hands of such Investor at the time of the Lower Price Issuance so that the average per share price of the shares of Common Stock issued to the Investor (of the Common Stock still owned by the Investor) is equal to an average of (i) the per share price paid by the Investor for the shares that remain outstanding and in the hands of such Investor at the time of the Lower Price Issuance, and (ii) such other lower price per share.

In connection with the Purchase Agreements, Kevin Hauser (the Company’s chief executive officer) (with respect to 300,000,000 shares of common stock) and Lyle Hauser (the Company’s largest shareholder) (with respect to 989,631,250 shares of common stock) entered into six month lock-up agreements with the Company. Under their respective lock-up agreements, Kevin Hauser was granted anti-dilution protection for a period of six months under the same terms as the Investors, and Lyle Hauser were granted anti-dilution protection for a period of four years under the same terms as the Investors.

The securities sold in the offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01 Financial Statements and Exhibits

 (d)           Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement (previously filed)
10.2	Form of Warrant (previously filed)
10.3	Lock-Up Agreement between the Company and Kevin Hauser (previously filed)
10.4	Lock-Up Agreement between the Company and Lyle Hauser (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDEFILE INTERNATIONAL, INC.

Date: July 21, 2011	By:	/s/ Kevin Hauser
Name: Kevin Hauser
Title: Chief Executive Officer

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